UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
February 17, 2006 (February 13, 2006)
Date of Report (Date of earliest event reported)
NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10000 Richmond Avenue
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 17, 2006, National Oilwell Varco, Inc. (the “Company”) issued a press release announcing the restatement of previously issued consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. In addition, the Company announced its expected earnings for the fourth quarter of 2005. A copy of the release is furnished herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On February 13, 2006, the Audit Committee of the Board of Directors of the Company concluded, after consultation with management of the Company and a review of the pertinent facts, that the previously issued consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 should not be relied upon because of errors related to inventory and related intercompany accounts. The Company determined that it is necessary to restate the consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
In late 2005, the Company discovered an overstatement of inventory related to materials-in-transit between its consolidated subsidiaries. The Company’s subsequent investigation identified overstatements of inventory and related intercompany account balances that primarily originated in accounting periods prior to December 31, 2001. The Company has made revisions to its intercompany and inventory controls to identify and prevent these issues from reoccurring in future periods.
The Company will refile its restated consolidated financial statements with the U.S. Securities and Exchange Commission as an amendment to its Annual Report on Form 10-K for 2004. However, the Company will not restate its previously issued Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2005 because the impact is immaterial.
In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 that was originally filed on March 8, 2005, the Company’s management had concluded that the Company’s internal control over its financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Securities and Exchange Act of 1934, as amended, was effective as of December 31, 2004. The Company has changed its opinion to conclude that its internal control over financial reporting was not effective as of December 31, 2004. Specifically, the Company has concluded that a deficiency in controls relating to materials-in-transit and intercompany accounts existed as of December 31, 2004, and that such deficiency represented a material weakness as of December 31, 2004. During 2005, the Company implemented the following steps, among others, to remediate and strengthen its internal controls over materials-in-transit and intercompany account reconciliations: 1) the Company has changed its reconciliation process to require individual subsidiaries to reconcile all intercompany balances with counter parties on a monthly and transaction-by-transaction basis in a timely manner; 2) the Company appointed a worldwide intercompany controller to monitor the effectiveness of intercompany controls; and 3) the Company has corrected errors and improved processes to develop detailed support for its outstanding materials-in-transit account balances. As a result of these improvements, management of the Company believes that the Company’s internal controls relating to the materials-in-transit and intercompany accounts are functioning effectively.
A full assessment of the Company’s internal control over financial reporting as of December 31, 2005 by the

Company’s management will be contained in the Company’s 2005 Annual Report on Form 10-K.
The Company’s management and the Audit Committee of its Board of Directors have discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm, Ernst & Young, LLP.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibit is provided as part of the information furnished under Item 2.02 of this Current Report on Form 8-K:
99.1 National Oilwell Varco, Inc. press release dated February 17, 2006 announcing the restatement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006	NATIONAL OILWELL VARCO, INC.

/s/ Clay C. Williams

Clay C. Williams
Sr. Vice President and Chief Financial Officer

Index to Exhibits
99.1 National Oilwell Varco, Inc. press release dated February 17, 2006 announcing the restatement.